Investor Presentation As of December 31, 2020

2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” and other similar words and expressions of the future. Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019, in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2020 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and twelve month periods ended December 31, 2020 and the three month period ended December 31, 2019, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2020, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “adjusted noninterest income”, “adjusted noninterest expense”, “adjusted net income (loss)”, “operating income”, “adjusted net income (loss) per share (basic and diluted)”, “adjusted return on assets (ROA)”, “adjusted return on equity (ROE)”, and other ratios. This supplemental information is not required by, or is not presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued into 2020, the one-time loss on sale of the Beacon operations center in the fourth quarter of 2020, the one-time gain on sale of the vacant Beacon land in the fourth quarter of 2019, the Company’s increases of its allowance for loan losses and net gains on sales of securities in the first, second and third quarters of 2020. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. See Appendix 1 “Non-GAAP Financial Measures Reconciliations” of the earnings presentation for a reconciliation of these non-GAAP financial measures to their GAAP counterparts. Important Notices and Disclaimers

3 Meant for You - Our mission, vision and values define our culture and guide our future To be recognized as a trusted financial advisor dedicated to building stronger and deeper customer relationships in the markets we serve, leading to the company’s success To provide our customers with the financial products and services they need to achieve their success and life goals, with an inspired talented team, and increase shareholder value Values • Focus on the Customer • Innovative and Forward Thinking • Sound Financial Management • Doing What is Right • Collaborative Thinking • Developing Our People • Strengthening Communities Mission Vision Who We Are

4 97% 3% 56% 44% Domestic • Second largest community bank headquartered in Florida About Us • 25 branches throughout South Florida and Houston, with loan production offices in New York, NY and Dallas, TX (7) • $5.73 billion • $7.77 billion • Coral Gables, FL • 713 FTEs • $1.97 billion under management/ custody • Founded in 1979 • Acquired in 1987 by MSF (1) • 80.1% spin-off in Aug. 2018 • Completed IPO in Dec. 2018 • Rebranded as Amerant in June 2019 • MSF no longer has stake in the Company Footprint Assets Headquarters Employees Loans Deposits Geographic Mix Financial Highlights AUM (1) Mercantil Servicios Financieros, C.A. (“MSF”), the Company's former parent company (2) Reflects special one-time dividend of $40.0 million paid on March 13, 2018 to MSF in connection with the spin-off (3) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of these non-GAAP financial measures to their GAAP counterparts. There were no non-GAAP adjustments in 2015 and 2016 (4) Efficiency ratio and adjusted efficiency ratio are the result of noninterest expense and adjusted noninterest expense, respectively divided by the sum of noninterest income and net interest income (5) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered “troubled debt restructurings” or “TDRs”, and OREO properties acquired through or in lieu of foreclosure (6) Calculated based upon the average daily balance of outstanding loan principal balance net of deferred loan fees and costs, excluding the allowance for loan losses (7) The Company closed one banking center in Florida, and another in Texas, on October 30, 2020 Market Share History Deposits December 31, 2020 International (in millions, except per share data and percentages) 2015 2016 2017 2018 2019 2020 Balance Sheet Assets $ 8,163 $ 8,434 $ 8,437 $ 8,124 $ 7,985 $ 7,771 Loans 5,623 5,765 6,066 5,920 5,744 5,842 Deposits 6,520 6,577 6,323 6,033 5,757 5,732 Tangible Common Equity(2)(3) 661 683 732 726 (4) 813 762 Income Statement Net Income $ 15.0 $ 23.6 $ 43.1 $ 45.8 $ 51.3 $ (1.7) Adjusted Net Income(3) $ 15.0 $ 23.6 $ 48.4 $ 57.9 $ 53.1 $ 3.7 Operating income (3) $ 33.7 $ 54.9 $ 75.2 $ 58.9 $ 58.3 $ 57.3 Net Income per Share - Basic $ 0.35 $ 0.55 $ 1.01 $ 1.08 $ 1.21 $ (0.04) Adjusted Net Income per Share - Basic(3) $ 0.35 $ 0.55 $ 1.14 $ 1.36 $ 1.25 $ — ROA 0.19% 0.29% 0.51% 0.55% 0.65% (0.02) % Adjusted ROA(3) 0.19% 0.29% 0.57% 0.69% 0.67% 0.05 % ROE 2.14% 3.29% 5.62% 6.29% 6.43% (0.21) % Adjusted ROE(3) 2.14% 3.29% 6.32% 7.95% 6.66% 0.44 % Efficiency Ratio(4) 84.7% 78.0% 73.8% 78.8% 77.5% 68.0 % Adjusted Efficiency Ratio(3)(4) 84.7% 78.0% 74.8% 74.0% 76.4% 63.0 % Capital Tier 1 Common Ratio 10.1% 10.3% 10.7% 11.1% 12.6% 11.73 % Tier 1 Capital Ratio 11.8% 11.9% 12.3% 12.7% 13.9% 12.71 % Total Risk-based Capital 12.9% 13.1% 13.3% 13.5% 14.8% 13.96 % Tangible Common Equity Ratio 8.1% 8.1% 8.7% 9.0% 10.2% 9.8 % Stockholders' Book Value per Common Share $ 16.06 $ 16.59 $ 17.73 $ 17.31 $ 19.35 $ 20.70 Tangible Book Value per Common Share(3) $ 15.56 $ 16.08 $ 17.23 $16.82 (4) $ 18.84 $ 20.13 Credit Non-performing Assets(5) / Assets 0.95% 0.85% 0.32% 0.22% 0.41% 1.13 % Net Charge-offs (Recoveries) / Average Total Loans(6) (0.01) % 0.32% 0.11% 0.18% 0.11% 0.52%

5 Established Franchise in Attractive Markets Pathway to Strong Profitability Significant Fee Income Platform Well-Positioned Loan Portfolio Strong and Diverse Deposit Base Investment Opportunity Highlights • Long history with strong reputation and deep client relationships • Physical presence in high-growth markets of Florida, Texas, and New York • Seasoned management team and board with long tenure • Second largest community bank headquartered in Florida (1) and one of the leading banks serving the Hispanic community in the markets we serve • Combination of domestic and low- cost international deposits • Growing customer deposit base (approximately 9.5% CAGR since 2015) • Low-cost international customer deposit are a strategic advantage (0.32% average cost in 2020) • Retaining international deposits by adding new and revamped product bundles and services, and improved customer journey • Loan book well- diversified across various asset classes and markets • Outstanding credit performance due to disciplined underwriting culture • High level of relationship lending • Solid risk management to allow adjustments based on market conditions • Wealth management and brokerage platform with accompanying trust and private banking capabilities • Incorporated Amerant Mortgage, LLC to better capture the growing nationwide demand for residential loans on a significantly larger scale • Approximately 20.3% noninterest income/total operating revenue (2) in 2020 (3) • Adaptive product lineup to increase fee income • Dynamic initiatives to improve ROA/ ROE through efficiency, fee income, and other levers • Proactive strategy to enhance financial performance as part of a multi-year shift towards increasing core domestic growth and profitability • Ongoing digital transformation to adapt to a new competitive environment (1) Community banks include those with less than $10 billion in assets. Source:S&P Market Intelligence - September 2020 (2) Operating revenue is the result of net interest income before provision for loan losses plus noninterest income. Noninterest income excludes all securities gains and losses ($26.0 million net gain in the first nine months of 2020) (3) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measures to its GAAP counterpart

6 Jerry Plush Executive Vice-Chairman (1) 62 years old Millar Wilson Chief Executive Officer 68 years old Carlos Iafigliola Executive Vice President & Chief Financial Officer 44 years old Alfonso Figueredo President & Chief Operating Officer 59 years old Alberto Capriles Executive Vice President & Chief Risk Officer 53 years old Miguel Palacios Executive Vice President & Chief Business Officer 52 years old Experienced Management Team • Executive Vice President and Chief Business Officer since February 2018 • All 28 years of banking experience spent with MSF / AMTB • Domestic Personal and Commercial Manager from 2012 to 2018 • Special Assets Manager from 2009 to 2012 • Executive Vice President and Chief Risk Officer since 2015 • 25 years with MSF / AMTB • Corporate Treasurer of MSF from 2008 to 2015 • Corporate Market Risk Manager of MSF from 1999 to 2008 • President and COO since February 2018 • 32 years with MSF / AMTB • Executive Vice President of Operations and Administration of MSF from 2015 to 2018 • CFO of MSF from 2008 to 2015 • Executive-Vice Chairman since February 2021 and incoming CEO • Director of the Company since July 2019 • Former partner at Patriot Financial Partners • Prior experience includes: – Sr. executive roles at Verdigris Holdings, Santander USA, Webster Bank and MBNA America – Director at Santander Consumer, FHLB of Pittsburgh and Webster Bank • CEO since 2009, Vice-Chairman since 2013 and Director since 1987 of Company and Bank • Spearheaded MSF's entry into the U.S. in 1983 • 43 years of experience with MSF/Amerant Bancorp ("AMTB"), including Executive Director of International Business • Director of the Federal Reserve Bank of Atlanta-Miami Branch from 2013 to 2018 • CFO since May 2020 • 22 years with MSF / AMTB • Head of Treasury from 2015 to April 2020 • Asset & Liability Manager at AMTB from 2004 to 2015 • Served in Market Risk Management at MSF 1998 to 2004 (1) on January 14, 2021, the Company's Board appointed Gerald P. Plush as Executive-Vice Chairman effective February 15, 2021; and as Vice-Chairman and Chief Executive Officer effective the day following the filing of the Company’s 2020 Annual Report on Form 10-K with the SEC.

7 Market Strategy Our strategy is to operate and expand in high-growth, diverse economies where we can build from our heritage serving the Hispanic community Target markets have: • Substantial domestic deposit growth potential • Diversified industries, requiring high-quality loans (1) • Population growth, and thus a larger number of potential customers • Customers that require more than one of our banking services • Existing, significant Hispanic communities that value our bilingual employees and services Our markets are diverse with growing demographics and industry Miami-Dade MSA • Major industry sectors are trade, tourism, services, manufacturing, education, and real estate • Unemployment rate of 7.0% as of November 2020 • Ranked #1 MSA for startup activity by the 2017 Kauffman Index among the 39 largest MSAs Houston MSA NYC MSA • Major industry sectors of health care, retail, oil/gas, travel, and services • Unemployment rate of 8.9% as of November 2020 • Home to the world’s largest medical complex. Ranks #2 in manufacturing GDP nationwide • Major industry sectors of education, health care, tourism, financial services, and professional / business services • Unemployment rate of 9.7% as of November 2020 • MSA has #1 GDP in the nation (1) See "Supplemental Information COVID-19" Sources: S&P Global Market Intelligence. US Bureau of Labor Statistics. Greater Houston Partnership (www.Houston.org). Business Facilities’ 2018 Metro Rankings Report. US Bureau of Economic Analysis. Center for Governmental Research

8

Growing and Diverse Markets

Branch Footprint [1]
December 31, 2021

Florida

18 banking centers



Texas [6]

7 banking centers


Champions
FM 1960 West
Katy
Town and Country
Tanglewood
South Shepherd
Sugar Land

Deposit Market Share [2]
June 30, 2020

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL [3]	10	$4,992	81.4	3.1
Broward, FL	6	361	5.9	0.6
Palm Beach, FL	3	124	1.7	0.2
Florida	**19**	**$5,477**	**89.0 %**	**1.9 %**

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX [4][5]	7	$577	9.5	0.2
Montgomery, TX	1	77	1.5	0.5
Texas	**8**	**$654**	**11.0 %**	**0.2%**

Market Demographics

2010 – 2021 Est. Population Change


12.9%
22.2%
7.2%
Miami
Houston
U.S.

2021 – 2026 Median Est. Household Income Change


11.4%
3.8%
9.0%
Miami
Houston
U.S.

2021 – 2026 Est. Population Change


5.4%
7.6%
2.9%
Miami
Houston
U.S.

Amerant is growing in attractive markets and is the largest community bank in the Miami-Dade MSA [7]

(1) The Company closed one banking center in Florida, and another in Texas, on October 30, 2020
(2) Deposit Market Share data and number of branches is as of June 30, 2020. For the current number of branches see Branch Footprint
(3) Includes brokered deposits of $588 million as of June 30, 2020
(4) Includes the Katy, TX branch. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties
(5) Our Sugar Land, TX branch also serves Fort Bend County and our Katy, TX branch lies adjacent to this market
(6) In January 2019, the Bank opened a Loan Production Office in Dallas, Texas
(7) Community banks include those with less than $10 billion in assets

Sources: Deposit data from FDIC as of June 30, 2020 (Bank-level). Market demographics, and county data and market share from S&P Global. Market Intelligence as of June 30, 2020

AMERANT

9 Value Proposition and Brand Attributes By leveraging our experience and knowledge, we proactively anticipate your financial needs based on where you are and where you plan to go. We appreciate that everyone’s journey and goals are different, and our commitment is to inspire you and support you along the way. We combine traditions and innovations to offer a diverse portfolio of financial solutions to meet your evolving preferences and priorities. You have choices to create a relationship that is uniquely yours and backed by a team of financial partners that share your sense of community and a vision for what’s ahead. Everything we do is designed with our stakeholders in mind High Touch Service • Dynamic • Adaptable • Attentive • Diligent • Responsive • Innovative Trustworthy • Dependable • Insightful • Solid • Transparent • Reliable Community Orientation • Caring • Responsible • Committed • Inspiring • Purposeful Meant for You

10 Value proposition “in development” and strong reliance on “non-relationship” assets and liabilities Depositor base comprised substantially of individuals and corporations outside of the U.S. Wide range of lending products with diverse underwriting standards A number of non-core products and services were offered as a result of the relationship with former parent Part of a diverse international financial group, with a sophisticated international customer base Value proposition focused on expanding presence within target U.S. communities and strengthening relationships (share of wallet) Significant cumulative growth of domestic deposits over the last five years while continuing to benefit from low cost international deposit base Loan growth in a refined U.S. product suite and tightened credit standards have led to much improved credit performance (1) No ongoing commercial or shared services relationships with former parent Focused on traditional community banking business in the U.S. and an international business to service valued relationships Ongoing Business Transformation Pivot from an internationally focused bank to a traditional community bank with a Latin American heritage From... To... (1) See "Supplemental Information COVID-19"

11 Summary of Our Strategic Plan Building on our strengths to shape our future Domestic focus with an International Heritage ▪ Grow U.S. presence and enhance market share in existing and adjacent markets ▪ Protect and serve valuable international customer base ▪ Enhance client experience across all channels ▪ Replace low yielding foreign loans with higher margin domestic loans (completed in 2019) ▪ Completed exit higher-risk and less attractive businesses ▪ Pursue targeted lending opportunities within prudent credit guidelines ▪ Refined product suite targeting selected domestic customers and verticals/niches ▪ Continue strong domestic deposit growth through a high-touch, needs-based approach ▪ Improve deposit account penetration of the commercial customer base ▪ Enhance retail and commercial sales with consultative and multichannel sales approach ▪ Completed strategic footprint expansion ▪ Utilization of Online CDs as a channel to raise out of footprint deposits ▪ Focus on increased share of wallet and non- lending products from existing client base ▪ Expand wealth management client acquisition and cross-selling opportunities ▪ Improve cross- selling initiatives, including scalable wealth management platform ▪ Ongoing expense rationalization and efficiency initiatives ▪ Focus on solidifying presence in target U.S. communities ▪ Initiatives to increase domestic fee income generation Strong Credit Culture(1) Growth in Core, Domestic Deposits Expanding Business and Geographic Presence Increased Profitability and Returns Creating shareholder value through the implementation of a multi-dimensional strategic plan (1) See "Supplemental Information COVID-19"

12 84.7% 68.0% 2015 2020 2,030 3,203 2015 2020 1.36% 1.50% 2015 2020 2.26% 2.52% 2015 2020 # of FTEs: 1,007 713 Yield on Loans: 3.06% 3.86% International Loans as % of Total Loans: 24.2% 3.0% Domestic Deposits as % of Total Deposits: 31.1% 55.9% Build on Improving Financial Performance Domestic Deposits Non-performing Loans (2) / Total Loans Net Interest Margin Efficiency Ratio (3) 14 bps increase Increased Domestic Deposits Attractive Risk- Adjusted Loan Profile (1) Higher Net Interest Margin Rationalizing Cost Structure Multi-year shift towards increasing core domestic growth and profitability 9.5% CAGR 26 bps increase 16.7% decrease (1) See "Supplemental Information COVID-19" (2) Non-performing loans include all accruing loans past due by 90 days or more, all nonaccrual loans and restructured loans that are considered "troubled debt restructurings" or "TDRs" (3) 2020 includes effect of direct loan origination costs deferrals on PPP loans funded mainly in the second quarter of 2020 ($ in millions)

13 Deep Culture of Enterprise Risk Management • Own and manage their risks • Identify, measure, monitor, report, analyze, and mitigate risks • Internal controls • Strong culture of compliance with BSA/ AML and all regulatory standards • Comprehensive daily OFAC screening of all clients and counterparties Front Line Units1 Three Lines of Defense • Independent from front line units • Direct access to the Board • Robust risk and compliance structure • Comprehensive and robust BSA/AML program with extensive experience and resources • Proprietary BSA/AML monitoring and risk rating programs Risk Management2 • Direct report to the Board • Independent • Experience risk-based approach Internal Audit3 ü Risk Culture ü Risk Appetite ü Strategic Planning ü Enterprise-Wide Risk Governance Board of Directors Senior Management

14 $1,568.8 $1,317.7 $1,225.1 $73.9 $61.7 $58.1 $23.8 $24.4 $24.3 4Q19 3Q20 4Q20 $0 $500 $1,000 $1,500 Available for Sale (AFS) Held to Maturity (HTM) U.S. Gov't sponsored enterprises 54.0% U.S. Gov't agency 16.7% Municipals 4.5% Corporate debt 24.6% US treasury 0.2% 86.4% 13.6% 87.3% 12.7% Balances and Yields (1) Investment Portfolio Highlights Available for Sale Securities by Type December 31, 2020 Fixed vs. Floating Dec. 2019 (2) Dec. 2020 Floating rate Fixed rate (in millions) 3.8 yrs Effective Duration 2.4 yrs Effective Duration • Effective duration of 2.4 years stable; lower balances due to prepayment during 4Q20 • Floating rate securities at 13.6% of the total portfolio • Corporate debt, as percentage of total AFS, increased to 24.6% in 4Q20 from 16.1% in 4Q19 Marketable Equity Securities (1) Excludes Federal Reserve Bank and FHLB stock (2) The Company revised its classification of securities by rate type in 3Q20. Hybrid investments are classified based on current rate (fixed or float). Prior year information has been revised for comparative purposes, resulting in a change from 14.3% (floating) and 85.7% (fixed) as previously reported in 4Q19

15 Domestic International Strategic Shift in Loan Mix Yielding Benefits Highlights • Continued focus on domestic lending activities. Domestic loan CAGR of 5.9% since 2015 • Average loan yields have increased from 3.06% in 2015 to 3.86% in 2020 • Diversified portfolio - highest sector concentration, other than real estate, at 10.3% of total loans (1) • 76% of total loans secured by real estate (1) • Strategic reduction of foreign financial institution (FI) and non-relationship SNC loans (C&I) was completed during 2019 Targeted reduction in international loan portfolio, coupled with growth in domestic C&I, CRE, and residential mortgages, has resulted in a better risk-adjusted loan book Loan Portfolio Loan Mix by Geography December 31, 2020 December 31, 2015 December 31, 2020 75.8% 24.2% 97.4% 2.6% Total: $5.8 billion C&I 19.8% 1-4 Family 10.9% Financial Institutions & Acceptances 0.3% Consumer 4.2% CRE 48.6% Owner Occupied CRE 16.2% (1) See "Supplemental Information COVID-19"

16 Balanced CRE Loan Portfolio CRE Portfolio CRE Loan Mix by Primary Market Area(1) Highlights (2) • Well diversified among geographies and property types, with construction representing 12.3% • Conservative weighted average LTV 60% and DSC 1.7x • Strong sponsorship profile • No significant tenant concentration in CRE retail loan portfolio, where the top 15 tenants represent 40% of the total. Major tenants include recognized national food and health retailers Total: $2.84 billion Our CRE loan portfolio is highly diversified across geographies and industry segments (1) Primary market areas are Miami-Dade, Broward, and Palm Beach counties; the Greater Houston market area; and the New York City area, including all five boroughs (2) See "Supplemental Information COVID-19" December 31, 2020 Retail 38.7% Hospitality 6.8% Multifamily 26.0% Land+ Construction 12.3% Office 13.7%Industrial + Warehouse 2.5% December 31, 2020 Other FL, TX, and NY/NJ 8.1% Miami-Dade, Broward, and Palm Beach counties 51.9% Greater Houston 15.6% New York City area 24.4%

17 0.06% 2015 2016 2017 2018 2019 2020 0.00% 0.15% 0.30% 0.45% 0.60% 1.20% 2015 2016 2017 2018 2019 2020 0.00% 0.50% 1.00% 1.50% 2.00% 0.63% 2015 2016 2017 2018 2019 2020 0.00% 0.50% 1.00% 1.50% US Peer Median(4)Amerant Disciplined Credit Culture Net Charge-Offs / Average Total Loans (1) Robust Underwriting Standards Non-performing Assets(2) / Total Assets Allowance for Loan Losses / Total Loans(3) • Credit quality remains sound and reserve coverage is strong • The Company recorded no provisions mainly driven by a significant decline of the estimated allowance for loan losses associated with the COVID-19 pandemic, reflecting improving credit conditions on higher risk loans to borrowers as economic activity increases • Loan forbearance balances declined to their lowest point since the start of the COVID-19 pandemic ($43.4 as of December 31, 2020) • 2020 net charge-offs, non-performing assets and ALL include $19.3 million, $19.6 million and $12.3 million, respectively, related to Miami-based U.S. Coffee Trader (1) Calculated based upon the average daily balance of outstanding loan principal balance net of deferred loan fees and costs, excluding the allowance for loan losses. During the third quarter of 2020, the Company charged off $19.3 million against the allowance for loan losses as result of the deterioration of one commercial loan relationship. Operating data for the periods presented has been annualized (2) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered “troubled debt restructurings” or “TDRs”, and OREO properties acquired through or in lieu of foreclosure (3) Outstanding loans are net of unamortized deferred loan origination fees and costs. 2015 and 2017 include loans held for sale of $9.7 million and $5.6 million, respectively. There were no loans held for sale at any of the other dates presented (4) Peer data is not yet available for 4Q20. Peers include BRKL, CADE, CNOB, DCOM, FFIC, HOMB, INDB, IBTX, IBOC, LBAI, SBCF, TOWN, TRMK. Source: S&P Global Market Intelligence. Peer group updated in 1Q20 Prudent underwriting across portfolios has translated into exceptional credit performance 1.13% 1.90% 0.52%

18

Highly Attractive Deposit Franchise

Highlights

- Focused on developing domestic relationships as opposed to rate sensitive, non-relationship time deposits
- Working on protecting and growing low cost deposits
- Experienced 9.5% CAGR in domestic deposits as a result of increased cross-selling efforts
- Foreign deposits decreased 1.5%, in 4Q20 compared to 0.9% in 3Q20 and 2.1% in 4Q19. [While there was a decline this year, the pace of such decline continues to slow down]. For the full year 2020 the foreign deposits decay rate was 4.0% compared to 13.1% in 2019
- Customer CDs decreased $219.8 million, or 12.4%, compared to 3Q20

Deposit Mix [1]

December 31, 2020

Total Deposits: $5.7 billion


Jumbo Time (2)
11.5%
NIB Demand
15.2%
IB Demand
21.5% (4)
MMDA & Savings,27.7%
Retail Time
24.1% (3)

International Deposits

($ in millions)


~10.8% Compounded Annual Decline Rate
$4,490
$4,093
$3,500
$3,031
$2,635
$2,529
2015
2016
2017
2018
2019
2020
% of Total Deposits
68.9%
44.1%

Domestic Deposits

($ in millions)


~9.5% CAGR
$2,030
$2,484
$2,823
$3,001
$3,122
$3,203
2015
2016
2017
2018
2019
2020
31.1%
55.9%

Strategic focus on maintaining international deposits while steadily growing domestic deposit base

(1) Based on Bank's December 31, 2020 Call Report
(2) Defined as time deposits equal or greater that $100,000
(3) Includes brokered deposits of $494 million
(4) Includes brokered deposits of $140 million

19 2021 11.3% 2022 12.3% 2023 8.9% 2024 and after 59.7% No contractual maturity 7.8% Wholesale Funding (1) & Debt (2) by Maturity ($ in millions) Year of Maturity Interest Rate 4Q19 3Q20 4Q20 No contractual maturity 0.33% — 22 140 2020 1.50% to 2.35% 591 38 — 2021 1.70% to 3.08% 355 175 205 2022 0.65% to 2.84% 283 221 222 2023 0.87% to 3.23% 146 161 161 2024 and after 0.60% to 8.90% 634 1,065 1,080 (3) (4) Total $ 2,009 $ 1,682 $ 1,808 Weighted Average Interest Rate for Period 2.07% 1.70% 1.57% • In April 2020, we modified maturities on $420.0 million fixed-rate FHLB advances resulting in 26 bps of annual savings for this portfolio and representing $2.4 million cost savings for the rest of 2020 Highlights (3) 4Q20, 3Q20 and 4Q19 include $530 million in callable advances with fixed interest rates ranging from 0.62% to 0.97% (4) Includes senior notes issued in 2Q20 totaling $58.6 million and $58.5 million as of December 31, 2020 and September 30, 2020, respectively (fixed interest rate - 5.75%) December 31, 2020 (1) Wholesale funding includes FHLB advances and brokered deposits (2) Debt includes senior notes and junior subordinated debentures

20 $196 $198 $201 $205 $208 -50 bps -25 bps BASE +25 bps +50 bps $190 $200 $210 $220 $230 2.26% 2.48% 2.63% 2.78% 2.85% 2.52% 3.50% 3.69% 3.65% 3.95% 3.77% 3.24% 2015 2016 2017 2018 2019 2020 Interest Income and Margin Trends Impact on NII from Interest Rate Change (2) • Proactive steps in 4Q20 to preserve NIM: ◦ Continued looking for yield pickup opportunities through indirect lending programs ◦ Continued repricing customer time and relationship money market deposits at lower rates and choosing not to replace higher-cost maturing brokered deposits ◦ Continued implementing minimum floor rates in the variable loan portfolio • The Company continues to be asset sensitive as over half of loans have floating rate structures or mature within a year Highlights Loan Yield Gap (1) Net Interest Margin (1) Yield gap between Amerant and peers has narrowed by 106 bps (1) Peer data is not yet available for 2020. Peers are BRKL, CADE, CNOB, DCOM, FFIC, HOMB, INDB, IBTX, IBOC, LBAI, SBCF, TOWN, TRMK, when data is available in source. Source: S&P Global Market Intelligence. Peer group updated in 1Q20 (2) Assumes a static balance sheet and instantaneous and parallel interest rate shocks to the yield curve Continued improvement in Loan Yields and NIM Amerant Peer Median -2.6% -1.7% 0.0% 1.9% 3.1% Net Interest Income Change from base (i n M ill io n s) (As of December 31, 2020) 1.50% 0.97% 0.68% 0.54% 0.47% 2015 2016 2017 2018 2019

21

Wealth Management Franchise Expansion
Key Component of Noninterest Income

Wealth Management Platform

Amerant Trust

- Estate Planning
- Asset Protection
- Escrow Services

Amerant Investments

- Brokerage Services
- Investment Advisory Services

2020 YTD Noninterest Income Mix

Total: $73.5 million


Deposits and service fees 21.6%
Other non-interest income (3) 55.3%
Brokerage,advisory, and fiduciary activities 23.1%

Noninterest Income as a % of Operating Revenue (1)(2)


23.8%
17.4%
24.2%
26.6%
23.0%
23.8%
20.0%
21.2%
19.5%
15.8%
20.3%
16.2
2015
2016
2017
2018
2019
2020
Amerant
Peer Median

Highlights

- In 4Q19, acquired Grand Cayman-based trust company subsidiary, Elant Bank & Trust Ltd. $195 million in AUM acquired
- $1.97 billion in assets under management/custody. $105 million, or 5.8% increase in Net New Assets in 4Q20 compared to 4Q19
- Continued focus on domestic market to expand our footprint while retaining international clients
- Deposit and service fees also contribute significant portion to noninterest income
- Brokerage and advisory fees continue to increase due to improved allocation of assets under management into advisory services and higher volume of customer trading activity, supported by online platform

Expansion of fee income capabilities a key focal point and growth lever

(1) Peers are BRKL, CADE, CNOB, DCOM, FFIC, HOMB, INDB, IBTX, IBOC, LBAI, SBCF, TOWN, TRMK. Source: S&P Global Market Intelligence and is adjusted to exclude all securities gains and losses. Peer group updated in 1Q20

(2) Operating revenue is the result of net interest income before provision for loan losses plus noninterest income. Noninterest income excludes net securities gains of $27.0 million in 2020. Years 2019, 2018, 2017, 2016 and 2015 exclude net securities gains and (losses) of $2.6 million, $(1.0) million, $(1.6) million, $1.0 million and $1.1 million, respectively. Years 2020, 2019 and 2017, also exclude $1.7 million loss on the sale of the Beacon operations center, $2.8 million gain on sale of vacant Beacon land and $10.5 million gain on sale of the NY building, respectively

(3) Includes $27.0 million of gains on sale of securities

AMERANT

22

Increasing Operating Efficiency

Cost Initiatives

Rationalization of Business Lines

1. Simplification of business model and product offerings following spin-off
2. De-emphasized international business resulting in less complexity and reduced costs

Head Count Reduction

1. Investments in technology are expected to generate efficiencies
2. FTEs down 294 or 29.2%% since 2015 [2]
3. Implemented voluntary and involuntary plans with a total reduction of 62 FTE after execution. Estimated annual savings from both plans approx. $10 million starting 2021

Space Efficiencies

1. Rightsizing office space via sale of Beacon operations center in 4Q20 and increased availability for lease to third parties at the headquarters building
2. Branch of the future model is smaller and optimizes customer interaction

Efficiency Ratio


84.7%
78.0%
73.8%
78.8%
77.5%
68.0%
2015
2016
2017
2018
2019
2020

Net Interest Income as a % of Average Earnings Assets [1]


2.26%
2.48%
2.63%
2.78%
2.85%
2.52%
2015
2016
2017
2018
2019
2020

Simplification of business model and new technology initiatives will allow for a significant reduction in headcount and further improvement in the efficiency ratio

(2) Includes loans, securities available for sale and held to maturity, deposits with banks and other financial assets, which yield interests or similar income
(3) As of December 31, 2020

AMERANT

23 Drivers for Improvement Multi-year shift towards increasing core domestic growth and profitability 1 Technology, Operating Model and Expense Saving Initiatives Continue to rationalize expenses and improve scalable platform, while investing in digital transformation to drive great customer experience and increase future profitability 2 Changing Business Mix Redeploy lower yielding loans into higher yielding domestic C&I, CRE, and residential loans 3 Interest Expense In early April, modified maturities on $420.0 million fixed-rate FHLB advances, resulting in 26 bps of annual savings and $2.4 million of savings for the remainder of 2020 Fee Income Growth Improve fee income from treasury management products, commercial loans, leveraged wealth management platform, and greater share of wallet strategies 4

24 Investment Highlights Focus on driving profitable growth and shareholder value Top-shelf risk management culture stemming from having been part of large, multi-national organization Diversification of revenue from a greater share of wallet strategy and an attractive wealth management platform that is being emphasized and cross- sold to domestic customers Low cost deposits from international customers who view U.S. as a safe haven for their savings Focus on expanding domestic deposit base throughout our high growth U.S. markets Strong asset quality and domestic loan growth Substantial and continuing insider ownership, approximately 30% Ongoing digital transformation to adapt to a new competitive environment and drive future profitability

Supplemental Loan Portfolio Information As of December 31, 2020

26Deferrals & Forbearance • Proactive and careful monitoring of credit quality, industry and regional trends • Tightening of underwriting standards while continuing to do business, enhancing the monitoring of the entire loan portfolio As of December 31, 2020: • $43.4 million, or 0.7% of total loans, remained under forbearance; a significant decrease compared to prior quarter • This remaining balance is comprised of: ◦ 31% in Florida, 8% in Texas and 61% in New York ◦ 100% of CRE relief requests tied to retail (63%) and multifamily (37%) loans ◦ 97.5% of total remaining requests are loans secured with RE collateral with 62.7 Wavg. LTV ◦ CRE requests as % of their respective portfolio: Hotel 0%, Industrial 0%, Retail 1.6%, Office 0% and Multifamily 1% ◦ $15.8 million under second deferral and $26.8 million under third deferral (CARES Act) Loan Portfolio Monitoring & Relief Requests Summary Continue to monitor credit quality and effectively reduce loans under forbearance

27

Loan portfolio by industry

(December 31, 2020) ($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans	Unfunded Commitments[8]
Financial Sector [1]	$ 5	$ 66	$ 71	1.2 %	$ 20
Construction and Real Estate & Leasing:					
Commercial real estate loans	2,837	—	2,837	48.6 %	184
Other real estate related services and equipment leasing [2]	53	61	137	1.9 %	19
Total construction and real estate & leasing	**2,890**	**61**	**2,951**	**50.5 %**	**203**
Manufacturing:					
Foodstuffs, Apparel	73	34	107	1.8 %	4
Metals, Computer, Transportation and Other	15	113	128	2.2 %	23
Chemicals, Oil, Plastics, Cement and Wood/Paper	25	17	42	0.7 %	4
Total Manufacturing	**113**	**164**	**277**	**4.7 %**	**31**
Wholesale [3]	158	445	603	10.3 %	158
Retail Trade [4]	265	147	412	7.1 %	37
Services:					
Communication, Transportation, Health and Other [5]	245	148	393	6.7 %	32
Accommodation, Restaurants, Entertainment and other services [6]	102	68	170	2.9 %	29
Electricity, Gas, Water, Supply and Sewage Services	6	28	34	0.6 %	3
Total Services	**353**	**244**	**597**	**10.4 %**	**63**
Primary Products:					
Agriculture, Livestock, Fishing and Forestry	—	1	1	— %	—
Mining	—	6	6	0.1 %	—
Total Primary Products	**—**	**7**	**7**	**0.1 %**	**—**
Other Loans [7]	639	285	924	15.7 %	220
Total Loans	**$ 4,423**	**$ 1,419**	**$ 5,842**	**100.0 %**	**$ 732**

(1) Consists mainly of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 40%
(4) Gasoline stations represented approximately 60%
(5) Healthcare represented approximately 57%
(6) Other repair and maintenance services represented 53%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio
(8) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers provide additional collateral to access the full amount of the commitment

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 10.3% of total loans
- 76% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare, Repair and Maintenance

AMERANT

28 Full Service 36% Limited Service 36% Boutique 28% Industries with escalated monitoring CRE Hotels (As of 12/31/2020) Highlights Hotels Hotels - LTV Total: $280 million Loan Portfolio Percentage: 4.8% • CRE Hotel portfolio is limited to 27 properties, majority of which are in popular travel destinations such as Miami Beach (#9 / $103 MM) and New York (#2 / $66 MM) • Three hotel construction loans to borrowers who are experienced hotel operators within their markets with significant equity and resources as well as previous construction track record with the Bank • To date, hotel construction projects continue on budget and without significant delays • None of the hotel loans are under forbearance 14% 35% 37% 3% 11% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50%

29 Neighborhood Center 20% Single Tenant 24% Strip/Convenience 30% Community Center14% Theme/Festival Center 12% 11% 24% 42% 20% 3% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% Industries with escalated monitoring CRE Retail (As of 12/31/2020) Highlights CRE Retail(1) Retail - LTV Food and Health Retail38% Clothing 38% Banking 9% Restaurant 2% Education 9% Groceries 4% CRE Retail - Single Tenant(1) (1) CRE retail loans above $5 million Total: $1.1 billion Loan Portfolio Percentage: 19% Total: $195 million Loan Portfolio Percentage: 3.3% • Florida and Texas are focused on neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York is focused on high traffic retail corridors with proximity to public transportation services

Appendices

31

Appendix 1
Summary Financial Statements

(in millions)	December 31, 2015	2016	2017	2018	2019	2020
Assets						
Cash and cash equivalents	$138.3	$135.0	$153.4	$85.7	$121.3	$214.4
Total securities [(1)]	2,055.6	2,123.2	1,777.0	1,671.2	1,666.5	1,307.6
Loans held for sale (HFS)	9.7	—	5.6	—	—	—
Loans, gross (excl HFS)	5,623.2	5,764.8	6,066.2	5,920.2	5,744.3	5,842.3
Allowance for loan losses	77.0	81.8	72.0	61.8	52.2	110.9
Loans, net (excl HFS)	5,546.2	5,683.0	5,994.2	5,858.4	5,692.1	5,731.4
Premises & equipment, net	150.2	148.7	129.4	123.5	128.8	110.0
Goodwill	19.2	19.2	19.2	19.2	19.5	19.5
Bank owned life insurance	100.4	164.9	200.3	206.1	211.9	217.5
Other assets	143.2	160.3	157.6	160.1	145.3	170.5
Total assets	**$8,162.8**	**$8,434.3**	**$8,436.8**	**$8,124.3**	**$7,985.4**	**$7,770.9**
Liabilities						
Total deposits	$6,519.7	$6,577.4	$6,323.0	$6,032.7	$5,757.1	$5,731.6
Total Fed funds & repos	73.5	50.0	—	—	—	—
Advances from the Federal Home Loan Bank and other borrowings	722.3	931.0	1,173.0	1,166.0	1,235.0	1,050.0
Senior notes [(2)]	—	—	—	—	—	58.6
Junior subordinated debentures held by trust subsidiaries	118.1	118.1	118.1	118.1	92.2	64.2
Accounts payable, accrued liabilities and other liabilities	46.9	53.1	69.2	60.1	66.3	83.1
Total liabilities	**$7,480.4**	**$7,729.6**	**$7,683.3**	**$7,376.9**	**$7,150.7**	**$6,987.5**
Total stockholders' equity	**682.4**	**704.7**	**753.5**	**747.4**	**834.7**	**783.4**
Total liabilities and stockholders' equity	**$8,162.8**	**$8,434.3**	**$8,436.8**	**$8,124.3**	**$7,985.4**	**$7,770.9**

(1) As of December 31, 2020 and 2019, the balance of securities includes only held to maturity, available for sale and equity securities with readily determinable fair value not held for trading. For all other periods shown, the balance of securities includes only held to maturity and available for sale. In 2019, the Company adopted ASU 2016-01, as a result, mutual funds previously classified as available for sale were reclassified as equity securities with readily determinable fair value not held for trading. FHLB and FRB stock are included in "Other Assets"

(2) The balance of Senior Notes are presented net of direct issuance cost which is deferred and amortized over 5 years

AMERANT

32 Appendix 1 Summary Financial Statements (cont’d) Years ended December 31, (in thousands) 2015 2016 2017 2018 2019 2020 Total interest income $208,199 $238,827 $273,320 $309,358 $312,974 $260,554 Total interest expense 35,914 46,894 63,610 90,319 99,886 71,002 Net interest income $172,285 $191,933 $209,710 $219,039 $161,826 $161,826 Provision for (reversal of) loan & lease losses 11,220 22,110 (3,490) 375 (3,150) 88,620 Total noninterest income 54,756 62,270 71,485 53,875 57,110 73,470 Total noninterest expense 192,262 198,303 207,636 214,973 209,317 178,736 Income (loss) before income tax 23,559 33,790 77,049 57,566 64,031 (4,334) Income tax (8,514) (10,211) (33,992) (11,733) (12,697) 2,612 Net income (loss) $15,045 $23,579 $43,057 $45,833 $51,334 ($1,722)

33 Appendix 2 Non-GAAP Financial Measures Reconciliations Explanation of Certain Non-GAAP Financial Measures This Presentation contains certain adjusted financial information, and their effects on noninterest income, noninterest expense, income taxes, net income, operating income, efficiency ratios, ROA and ROE and certain other financial ratios. These adjustments include: • the $1.7 million loss on the sale of the Beacon operations center during the fourth quarter of 2020. • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • the $10.5 million net gain on the sale of the Company’s New York City building during the third quarter of 2017, • the $9.6 million expense in the fourth quarter of 2017 resulting from the 2017 Tax Act, • spin-off expenses totaling $6.7 million in 2018, $5.2 million in 2017, beginning in the fourth quarter of 2017 and continuing to the fourth quarter of 2018, • the $6.4 million, $5.0 million and $11.9 million in restructuring expenses in 2018, 2019 and 2020, respectively, related to staff reduction costs, legal and strategic advisory costs, rebranding costs, digital transformation costs and branch closure expenses, • the securities gains of $27.0 million and $2.6 million in 2020 and 2019, respectively, and securities losses of $1.0 million and $1.6 million in the years ended 2018 and 2017, respectively, • the provision for loan losses of $88.6 million and $0.4 million in 2020 and 2018, respectively, and reversal of loan losses of $3.2 million and $3.5 million in 2019 and 2017, respectively, and • the income tax benefit of $2.6 million in 2020, and the income tax expense of $12.7 million, $11.7 million and $34.0 million in 2019, 2018 and 2017, respectively. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of our spin-off and related restructuring expenses, as well as the sale of the Beacon operations center in the fourth quarter of 2020, the sale of vacant Beacon land in the fourth quarter of 2019, the sale of our New York City building in third quarter 2017, the charges to our deferred tax assets in fourth quarter 2017 resulting from the enactment of the 2017 Tax Act in December 2017, and other adjustments mentioned above. No adjustments were made to the 2015 and 2016 financial information.

34Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands) 2020 2019 2018 2017 Total noninterest income $ 73,470 $ 57,110 $ 53,875 $ 71,485 Plus: loss on sale of the Beacon operations center (1) 1,729 — — — Less: gain on sale of vacant Beacon land — (2,795) — — Less: net gain on sale of New York building — — — (10,469) Adjusted noninterest income $ 75,199 $ 54,315 $ 53,875 $ 61,016 Total noninterest expenses $ 178,736 $ 209,317 $ 214,973 $ 207,636 Less: Restructuring costs(2): Staff reduction costs (3) 6,405 1,471 4,709 — Digital transformation expenses 3,116 — — — Branch closure expenses 2,404 — — — Legal and strategy advisory costs — — 1,176 — Rebranding costs — 3,575 400 — Other costs — — 110 — Total restructuring costs 11,925 5,046 6,395 — Less Spin-off costs: Legal fees — — $ 3,539 $ 2,000 Additional contribution to non-qualified deferred compensation plan on behalf of participants to mitigate tax effects of unexpected early distribution due to spin-off(4) — — $ 1,200 — Accounting and consulting fees — — $ 1,384 $ 2,400 Other expenses — — 544 845 Total Spin-off costs — — 6,667 5,245 Adjusted noninterest expense $ 166,811 $ 204,271 $ 201,911 $ 202,391

35 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands) 2020 2019 2018 2017 Net (loss) income $ (1,722) $ 51,334 $ 45,833 $ 43,057 Plus after-tax restructuring costs: Restructuring costs before income tax effect 11,925 5,046 6,395 — Income tax effect (7,187) (1,001) (1,303) — Total after-tax restructuring costs 4,738 4,045 5,092 — Plus after-tax total Spin-off costs: Total Spin-off costs before income tax effect — — 6,667 5,245 Income tax effect(5) — — 331 (2,314) Total after-tax Spin-off costs — — 6,998 2,931 Less after-tax loss on sale of the Beacon operations center: Loss on sale of the Beacon operations center before income tax effect 1,729 — — — Income tax effect (1,042) — — — Total after-tax loss on sale of Beacon operations center 687 — — — Less after-tax gain on sale of vacant Beacon land: Gain on sale of vacant Beacon land before income tax effect — (2,795) — — Income tax effect — 554 — — Total after-tax gain on sale of vacant Beacon land — (2,241) — — Less after-tax net gain on sale of New York building: Net gain on sale of New York building before income tax effect — — — (10,469) Income tax effect(6) — — — 3,320 Total after-tax net gain on sale of New York building — — — (7,149) Plus impact of lower rate under the 2017 Tax Act: Remeasurement of net deferred tax assets, other than balances corresponding to items in AOCI — — — 8,470 Remeasurement of net deferred tax assets corresponding to items in AOCI — — — 1,094 Total impact of lower rate under the 2017 Tax Act — — — 9,564 Adjusted net income $ 3,703 $ 53,138 $ 57,923 $ 48,403

36

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

		2020		2019		2018		2017
Net (loss) Income	$	(1,722)	$	51,334	$	45,833	$	43,057
Plus: provision for income tax (benefit) expense		(2,612)		12,697		11,733		33,992
Plus: provision for (reversal of) loan losses		88,620		(3,150)		375		(3,490)
Less: securities gains (losses), net		26,990		2,605		(999)		(1,601)
Operating income	**$**	**57,296**	**$**	**58,276**	**$**	**58,940**	**$**	**75,160**
Basic earnings (loss) per share	$	(0.04)	$	1.21	$	1.08	$	1.01
Plus: after tax impact of restructuring costs		0.11		0.09		0.12		—
Plus: after tax impact of total spin-off costs		—		—		0.16		0.07
Plus: effect of lower rate under the 2017 Tax Act		—		—		—		0.23
Plus: after tax loss on sale of the Beacon operations center		0.02		—		—		—
Less: after tax gain on sale of vacant Beacon land		—		(0.05)		—		—
Less: after-tax net gain on sale of New York building		—		—		—		(0.17)
Total adjusted basic earnings per common share	$	0.09	$	1.25	$	1.36	$	1.14
Diluted earnings (loss) per share[7]	$	(0.04)	$	1.20	$	1.08	$	1.01
Plus: after tax impact of restructuring costs		0.11		0.09		0.12		—
Plus: after tax impact of total spin-off costs		—		—		0.16		0.07
Plus: effect of lower rate under the 2017 Tax Act		—		—		—		0.23
Plus: after tax loss on sale of the Beacon operations center		0.02		—		—		—
Less: after tax gain on sale of vacant Beacon land		—		(0.05)		—		—
Less: after-tax net gain on sale of New York building		—		—		—		(0.17)
Total adjusted diluted earnings per common share	$	0.09	$	1.24	$	1.36	$	1.14
Net income (loss) / Average total assets (ROA)		-0.02 %		0.65 %		0.55 %		0.51 %
Plus: after tax impact of restructuring costs		0.06 %		0.05 %		0.06 %		— %
Plus: after tax impact of total spin-off costs		— %		— %		0.08 %		0.03 %
Plus: effect of lower rate under the 2017 Tax Act		— %		— %		— %		0.11 %
Plus: after tax loss on sale of the Beacon operations center		0.01 %		— %		— %		— %
Less: after tax gain on sale of vacant Beacon land		— %		-0.03 %		— %		— %
Less: after-tax net gain on sale of New York building		— %		— %		— %		-0.08 %
Adjusted net income / Average total assets (Adjusted ROA)		0.05 %		0.67 %		0.69 %		0.57 %

AMERANT

37Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (in thousands, except per share data and percentages) 2020 2019 2018 2017 Net income (loss) / Average stockholders' equity (ROE) -0.21% 6.43% 6.29% 5.62 % Plus: after tax impact of restructuring costs 0.57% 0.51% 0.70% — % Plus: after tax impact of total spin-off costs — % — % 0.96% 0.38 % Plus: effect of lower rate under the 2017 Tax Act — % — % — % 1.25 % Plus: after tax loss on sale of the Beacon operations center 0.08% — % — % — % Less: after tax gain on sale of vacant Beacon land — % -0.28% — % — % Less: after-tax net gain on sale of New York building — % — % — % -0.93 % Adjusted net income / Average stockholders' equity (Adjusted ROE) 0.44% 6.66% 7.95% 6.32 % Efficiency ratio 67.95% 77.47% 78.77% 73.84 % Less: impact of restructuring costs (4.51) % (1.89) % (2.34) % — % Less: impact of total spin-off costs — % — % (2.44) % (1.86) % Less: loss on sale of the Beacon operations center (0.43) % — % — % — % Plus: gain on sale of vacant Beacon land — % 0.81% — % — % Plus: after-tax net gain on sale of New York building — % — % — % 2.78 % Adjusted efficiency ratio 63.01% 76.39% 73.99% 74.76 % Total noninterest income $ 73,470 $ 57,110 $ 53,875 $ 71,485 Less: securities gains (losses), net 26,990 2,605 (999) (1,601) Less: net (loss) gain on sale of properties (1,729) 2,795 — 10,469 Adjusted noninterest income for operating revenue $ 48,209 $ 51,710 $ 54,874 $ 62,617 Net interest income before provision 189,552 213,088 219,039 209,710 Operating revenue 237,761 264,798 273,913 272,327 Adjusted noninterest income as a % of operating revenue 20.3% 19.5% 20.0% 23.0%

38

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except per share data and percentages)		2020		2019		2018		2017
Tangible common equity ratio:								
Stockholders' equity	$	783,421	$	834,701	$	747,418	$	753,450
Less: Goodwill and other intangibles		(21,561)		(21,744)		(21,042)		(21,186)
Tangible common stockholders' equity	$	761,860	$	812,957	$	726,376	$	732,264
Total assets		7,770,893		7,985,399		8,124,347		8,436,767
Less: Goodwill and other intangibles		(21,561)		(21,744)		(21,042)		(21,186)
Tangible assets	$	7,749,332	$	7,963,655	$	8,103,305	$	8,415,581
Common shares outstanding		37,843		43,146		43,183		42,489
Tangible common equity ratio		9.83 %		10.21 %		8.96 %		8.70 %
Stockholders' book value per common share	$	20.70	$	19.35	$	17.31	$	17.73
Tangible stockholders' book value per common share	$	20.13	$	18.84	$	16.82	$	17.23

(1) The Company leased-back the property for a 2-year term.

(2) Expenses incurred for actions designed to implement the Company's strategy as a new independent company. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities.

(3) On October 9, 2020, the Board of Directors of the Company adopted a voluntary early retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's effort to streamline operations and better align its operating structure with its business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which will be paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million beginning in 2021.

(4) The spin-off caused an unexpected early distribution for U.S. federal income tax purposes from our deferred compensation plan. This distribution was taxable to plan participants as ordinary income during 2018. We partially compensated plan participants, in the aggregate amount of $1.2 million, for the higher tax expense they incurred as a result of the distribution increasing the plan participants' estimated effective federal income tax rates by recording a contribution to the plan on behalf of its participants. The after tax net effect of this $1.2 million contribution for the period ended September 30, 2018, was approximately $952,000. As a result of the early taxable distribution to plan participants, we expensed and deducted for federal income tax purposes, previously deferred compensation of approximately $8.1 million, resulting in an estimated tax credit of $1.7 million, which exceeded the amount of the tax gross-up paid to plan participants.

(5) Calculated based upon the estimated annual effective tax rate for the periods, which excludes the tax effect of discrete items, and the amounts that resulted from the permanent difference between spin-off costs that are non-deductible for Federal and state income tax purposes, and total spin-off costs recognized in the consolidated financial statements. The estimated annual effective rate applied for the calculation differs from the reported effective tax rate since it is based on a different mix of statutory rates applicable to these expenses and to the rates applicable to the Company and its subsidiaries

(6) Calculated based upon an estimated annual effective rate of 31.71%.

(7) As of December 31, 2020 and 2019, potential dilutive instruments consisted of unvested shares of restricted stock and restricted stock units mainly related to the Company's IPO in 2018, totaling 248,750 and 530,620, respectively. As of December 31, 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. As of December 31, 2019, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share at those dates, fewer shares would have been purchased than restricted shares assumed issued. Therefore, at that date, such awards resulted in higher diluted weighted averages shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings. We had no outstanding dilutive instruments as of any period prior to December 2018.

AMERANT

Thank you